UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 16, 2013

BALL CORPORATION

(Exact name of Registrant as Specified in Charter)

Indiana	001-07349	35-0160610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code  (303) 469-3131

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On May 16, 2013, Ball Corporation (the “Company”) completed the sale (the “Offering”) of $1,000,000,000 in aggregate principal amount of 4% senior notes due 2023 (the “Notes”). The Notes were offered and sold under a prospectus, dated May 9, 2013, as part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-179639).

The public offering price of the Notes was 100.000% of the principal amount. The Company intends to use the net proceeds from the offering to pay the consideration, accrued and unpaid interest and related fees and expenses in connection with its previously announced tender offer and related consent solicitation for any and all of its outstanding 7.125% Senior Notes due 2016, to repay borrowings under its revolving credit facilities and Term A loan facility, and for general corporate purposes.

The Notes were issued under an Indenture, dated March 27, 2006 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as supplemented by an Eighth Supplemental Indenture, dated May 16, 2013, among the Company, the subsidiary guarantors named therein and the Trustee (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture and the form of Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Notes will be senior unsecured obligations of the Company.

Interest is payable on the Notes on May 15 and November 15 of each year beginning on November 15, 2013 until their maturity date of November 15, 2023. The Company may redeem the Notes at any time in whole, or from time to time in part, at its option at a price equal to the greater of 100% of the principal amount of the Notes redeemed and the sum of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate plus 50 basis points, plus in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

The Company’s payment obligations under the Notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of its current domestic subsidiaries (and will be guaranteed by certain of its future domestic subsidiaries), other than certain excluded subsidiaries. The Notes are not guaranteed by any of the Company’s foreign subsidiaries.

Subject to certain limitations, in the event of a change of control of the Company, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure to pay certain final judgments; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

As previously reported, on May 9, 2013, the Company entered into an underwriting agreement with Deutsche Bank Securities Inc., as representative of the underwriters named therein, in connection with the Offering.

A copy of the Base Indenture is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K, and a copy of the Eighth Supplemental Indenture is attached hereto as Exhibits 4.2. The above description of the material terms of the Indenture, the Eighth Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes, the Indenture and the Eighth Supplemental Indenture is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1

Indenture, dated March 27, 2006, between Ball Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (incorporated by reference to the Current Report on Form 8-K dated March 27, 2006 and filed March 30, 2006).

4.2

Eighth Supplemental Indenture, dated May 16, 2013, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.).

4.3	Form of Ball Corporation’s 4% Senior Note due 2023 (included in Exhibit 4.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2013	BALL CORPORATION

	By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1

Indenture, dated March 27, 2006, between Ball Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (incorporated by reference to the Current Report on Form 8-K dated March 27, 2006 and filed March 30, 2006).

4.2

Eighth Supplemental Indenture, dated May 16, 2013, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.).

4.3	Form of Ball Corporation’s 4% Senior Note due 2023 (included in Exhibit 4.2 hereto).